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                                                                EXHIBIT 99(d)(5)

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENTS
                            DATED AS OF JUNE 21, 2005

      WHEREAS, the Federal Reserve Board has deemed Piper Jaffray & Co. ("Piper") to be an affiliate of U.S. Bank N.A. (the "Bank") for purposes of Sections 23A and 23B of the Federal Reserve Act;

      WHEREAS, Section 23B(b)(1)(A) of the Federal Reserve Act imposes certain restrictions on the Bank and its subsidiaries, acting as a fiduciary, from purchasing or acquiring any security or other asset from an affiliate of the Bank unless such purchase is permitted (i) under the instrument creating the fiduciary relationship, (ii) by court order, or (iii) by law of the jurisdiction governing the fiduciary relationship;

      WHEREAS, U.S. Bancorp Asset Management, Inc. ("USBAM"), a subsidiary of the Bank, acts as the investment adviser to First American Investment Funds, Inc. ("FAIF"), First American Funds, Inc. ("FAF"), First American Strategy Funds, Inc. ("FASF"), American Municipal Income Portfolio Inc. ("XAA"), Minnesota Municipal Income Portfolio Inc. ("MXA"), First American Minnesota Municipal Income Fund II, Inc. ("MXN"), American Strategic Income Portfolio Inc. ("ASP"), American Strategic Income Portfolio Inc. -- II ("BSP"), American Strategic Income Portfolio Inc. -- III ("CSP"), American Select Portfolio Inc. ("SLA"), and American Income Fund, Inc. ("MRF") (individually a "Fund" and collectively the "Funds.")

      WHEREAS, USBAM believes it is in the best interests of the Funds, including any series thereof, to permit USBAM, when acting as fiduciary for any Fund, to cause such Fund to purchase securities from Piper;

      WHEREAS, to avoid any doubt as to whether USBAM is permitted to cause a Fund to purchase securities from Piper, USBAM and the Funds wish to amend their respective investment advisory agreements, to expressly permit each Fund to purchase securities from Piper, with Piper acting as principal, as long as such purchases would not be prohibited by Section 17(a) of the Investment Company Act of 1940.

      NOW, THEREFORE, each Fund agrees with respect to its investment advisory agreement listed below, and USBAM agrees with respect to each such investment advisory agreement, as follows:

      Each of the following investment advisory agreements is hereby amended to expressly permit the respective Fund and, if applicable, each series thereof, to purchase securities from Piper, with Piper acting as principal, as long as such purchases would not be prohibited by Section 17(a) of the Investment Company Act of 1940:

      a. Investment Advisory Agreement dated April 2, 1991 between FAIF and the Bank, as such agreement was assigned to USBAM.


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      b.    Investment Advisory Agreement dated January 20, 1995 between FAF and the Bank, as such agreement was assigned to USBAM.

      c. Investment Advisory Agreement dated October 1, 1996 between FASF and the Bank, as such agreement was assigned to USBAM.

      d. Investment Advisory and Management Agreement dated August 10, 1998 between XAA and the Bank, as such agreement was assigned to USBAM.

      e. Investment Advisory and Management Agreement dated August 10, 1998 between MXA and the Bank, as such agreement was assigned to USBAM.

      f. Investment Advisory and Management Agreement dated August 10, 1998 between ASP and the Bank, as such agreement was assigned to USBAM.

      g. Investment Advisory and Management Agreement dated August 10, 1998 between BSP and the Bank, as such agreement was assigned to USBAM.

      h. Investment Advisory and Management Agreement dated August 10, 1998 between CSP and the Bank, as such agreement was assigned to USBAM.

      i. Investment Advisory and Management Agreement dated August 10, 1998 between SLA and the Bank, as such agreement was assigned to USBAM.

      j. Investment Advisory and Management Agreement dated October 26, 2000 between MRF and the Bank, as such agreement was assigned to USBAM.

      k. Investment Advisory and Management Agreement dated October 30, 2002 between MXN and USBAM.

      IN WITNESS WHEREOF, the Funds and USBAM have caused this instrument to be executed as of the date first above written by their duly authorized officers.

U.S. BANCORP ASSET MANAGEMENT, INC.       FIRST AMERICAN INVESTMENT FUNDS, INC.

By: /s/ Joseph M. Ulrey, III              By: /s/ Jeffery M. Wilson
    ------------------------                  ---------------------
    Joseph M. Ulrey, III                      Jeffery M. Wilson

Its: Chief Financial Officer              Its: Vice President - Administration

FIRST AMERICAN FUNDS, INC.                FIRST AMERICAN STRATEGY FUNDS, INC.

By: /s/ Jeffery M. Wilson                 By: /s/ Jeffery M. Wilson
    ---------------------                     ---------------------
    Jeffery M. Wilson                         Jeffery M. Wilson

Its: Vice President - Administration      Its: Vice President - Administration

AMERICAN MUNICIPAL INCOME                 MINNESOTA MUNICIPAL INCOME
PORTFOLIO INC.                            PORTFOLIO INC.

By: /s/ Jeffery M. Wilson                 By: /s/ Jeffery M. Wilson
    ---------------------                     ---------------------
    Jeffery M. Wilson                         Jeffery M. Wilson

Its: Vice President - Administration      Its: Vice President - Administration

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FIRST AMERICAN MINNESTOA MUNICIPAL        AMERICAN STRATEGIC INCOME
INCOME FUND II, INC.                      PORTFOLIO INC.

By: /s/ Jeffery M. Wilson                 By: /s/ Jeffery M. Wilson
    ---------------------                     ---------------------
    Jeffery M. Wilson                         Jeffery M. Wilson

Its: Vice President - Administration      Its: Vice President - Administration

AMERICAN STRATEGIC INCOME PORTFOLIO       AMERICAN STRATEGIC INCOME PORTFOLIO
INC. -- II                                INC. -- II

By: /s/ Jeffery M. Wilson                 By: /s/ Jeffery M. Wilson
    ---------------------                     ---------------------
    Jeffery M. Wilson                         Jeffery M. Wilson

Its: Vice President - Administration      Its: Vice President - Administration

AMERICAN SELECT PORTFOLIO INC.            AMERICAN INCOME FUND, INC.

By: /s/ Jeffery M. Wilson                 By: /s/ Jeffery M. Wilson
    ---------------------                     ---------------------
    Jeffery M. Wilson                         Jeffery M. Wilson

Its: Vice President - Administration      Its: Vice President - Administration